Exhibit 99.3

SECURITY CAPITAL ASSURANCE LTD

LETTER OF TRANSMITTAL
OFFER TO EXCHANGE

SECURITY CAPITAL ASSURANCE LTD

OFFER TO EXCHANGE
UP TO 250,000 OF REGISTERED SERIES FIXED/FLOATING SERIES A PERPETUAL NON-
CUMULATIVE PREFERENCE SHARES, $0.01 PAR VALUE,
$1,000 LIQUIDATION PREFERENCE PER SHARE
FOR
ALL OF ITS OUTSTANDING
UNREGISTERED FIXED/FLOATING SERIES A PERPETUAL NON-CUMULATIVE PREFERENCE
SHARES, $0.01 PAR VALUE, $1,000 LIQUIDATION PREFERENCE PER SHARE AND
SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
DECEMBER 19, 2007 (THE “EXPIRATION DATE”) UNLESS EXTENDED
SECURITY CAPITAL ASSURANCE LTD

Exchange Agent:
THE BANK OF NEW YORK

By Mail:
The Bank of New York
Reorganization Services
Security Capital Assurance Ltd Exchange Offer
P.O. Box 11248
New York, New York 10286-1248

By Hand/Overnight Courier:
The Bank of New York
Reorganization Services
101 Barclay Street
Receive and Deliver Window
Street Level
New York, New York 10286

By Facsimile:
(212) 815-6433
(For Eligible Institutions Only)

Confirm by Telephone:
(212) 815-6212

For Information Call:
The Bank of New York
(800) 507-9357

          DELIVERY OF THIS OF LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.

          THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

ACKNOWLEDGMENTS, REPRESENTATIONS AND GENERAL INFORMATION

          The undersigned acknowledges receipt of the Prospectus dated November 19, 2007 (the “Prospectus”) of Security Capital Assurance Ltd. (the “Company”), which, together with this Letter of Transmittal (the “Letter of Transmittal”), describes the offer of the Company (the “Exchange Offer”) to exchange your outstanding unregistered Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, $0.01 par value, with a liquidation preference of $1,000 per share, (the “Initial Shares”) for registered Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, $0.01 par value, with a liquidation preference of $1,000 per share, (the “Exchange Preference Shares”). The terms of the Exchange Preference Shares are identical in all material respects (including liquidation value and distribution rate) to the terms of the Initial Shares for which they may be exchanged pursuant to the Exchange Offer, except that the offering of the Exchange Preference Shares will have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, the Exchange Preference Shares will not bear legends restricting the transfer thereof and will not provide for certain registration rights.

          The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

          Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the number of Initial Shares as set forth in Section A below. Subject to, and effective upon, the acceptance for exchange of the Initial Shares tendered herewith, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all rights, title and interest in and to such Initial Shares. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the undersigned in connection with the Exchange Offer) to cause the Initial Shares to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, to exchange, to assign, and to transfer the Initial Shares and to acquire Exchange Preference Shares issuable upon the exchange of such tendered Initial Shares and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Initial Shares, free and clear of all liens, restrictions, charges, and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment, and transfer of tendered Initial Shares or transfer ownership of such Initial Shares on the account books maintained by The Depository Trust Company (“DTC”).

          If tenders of Initial Shares are to be made by book-entry transfer to an account maintained by the Exchange Agent at DTC pursuant to the procedures set forth in “The Exchange Offer-Book-Entry Transfer” in the Prospectus and in accordance with the Automated Tender Offer Program (“ATOP”) established by DTC, a tendering holder will become bound by the terms and conditions hereof in accordance with the procedures established under ATOP.

          The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption “The Exchange Offer-Conditions to the Exchange Offer.” The undersigned recognizes that, as a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Initial Shares tendered hereby and, in such event, the Initial Shares not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

          The Exchange Offer is not conditioned upon any minimum number of Initial Shares being tendered.

          The undersigned also acknowledges that this Exchange Offer is being made by the Company in reliance on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties, that the Exchange Preference Shares issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by respective holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided (i) such Exchange Preference Shares are acquired in the ordinary course of such holder’s business and (ii) such holder does not intend to participate in, has no arrangement or understanding with any person to participate in, and is not engaged in and does not intend to engage in, a distribution of the Exchange Preference Shares. A holder of Initial Shares that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or that is a broker-dealer that purchased

Initial Shares to resell pursuant to an exemption from registration (a) cannot rely on such interpretations by the staff of the SEC, (b) will not be permitted or entitled to tender such Initial Shares in the exchange offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of such Initial Shares. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Preference Shares cannot rely on such interpretation by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling securityholders’ information required by Item 507 of Regulation S-K under the Securities Act.

          Pursuant to this Letter of Transmittal, each holder of Initial Shares will represent to the Company that (i) the Exchange Preference Shares to be acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Preference Shares, whether or not such person is such holder, (ii) neither the holder of the Initial Shares nor any such other person is engaged in, intends to participate in, or has an arrangement or understanding with any person to participate in, the distribution of such Exchange Preference Shares, and (iii) neither the holder nor any such other person is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act. A tendering holder that is a broker-dealer may participate in the Exchange Offer provided that (i) such broker-dealer will receive Exchange Preference Shares for its own account in exchange for Initial Shares as a result of market-making activities or other trading activities and (ii) such broker-dealer will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Preference Shares received in respect of such Initial Shares pursuant to the Exchange Offer. Additionally, by acknowledging that such broker-dealer will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Preference Shares, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

          The enclosed Instruction by Owner to Registered Holder and/or Book-Entry Transfer Participant contains an authorization by the beneficial owners of the Initial Shares for you to make the foregoing representations. The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Initial Shares pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Initial Shares to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY OR THE BANK OF NEW YORK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE COMPANY IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

          Additional copies of the enclosed material may be obtained from the Exchange Agent.

          All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy, or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Initial Shares may be withdrawn at any time prior to the Expiration Date.

          Certificates for all Exchange Preference Shares delivered in exchange for tendered Initial Shares and any Initial Shares delivered herewith but not exchanged, in each case registered in the name of the undersigned, shall be delivered to the undersigned at the address shown below the signature of the undersigned.

          This Letter of Transmittal is to be used if either the certificates for Initial Shares are to be forwarded herewith or, unless an agent’s message is utilized, the delivery of Initial Shares is to be made by book-entry transfer to an account maintained by the Exchange Agent at DTC pursuant to the procedures set forth in “The Exchange Offer-Procedures for Tendering” in the Prospectus. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.

          Unless the context requires otherwise, the term “holder” for purposes of this Letter of Transmittal means any person in whose name Initial Shares are registered on the books of the Company or any other person who has obtained a properly completed power from the registered holder or any person whose Initial Shares are held of record by DTC who desires to deliver such Initial Shares by book-entry transfer at DTC.

          Holders whose Initial Shares are not immediately available or who cannot deliver their Initial Shares and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date may tender their Initial Shares according to the guaranteed delivery procedure set forth in the Prospectus under the caption “The Exchange Offer-Guaranteed Delivery Procedures.”

A. INITIAL SHARES TO BE TENDERED

          List below the Initial Shares to which this Letter of Transmittal relates. If the space provided below is inadequate, the Certificate Numbers and Numbers should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF INITIAL SHARES TENDERED HEREWITH

Names(s) and Address(es) of Registered Holder(s)	Certificate(s) Tendered
(Please fill in)	(Attach Signed List if Necessary)
	Certificate	Number	Number
	Number(s)*	of Initial Shares*	Tendered**

Total

*	Need not be completed by book-entry holders.
**	Unless otherwise indicated, the holder will be deemed to have tendered the number of Initial Shares. See Instruction 2.

B. METHOD OF DELIVERY

CHECK HERE IF TENDERED INITIAL SHARES ARE BEING DELIVERED BY BOOK-ENTRY
TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE
DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

The Depository Trust Company Account Number:

Transaction Code Number:

CHECK HERE IF TENDERED INITIAL SHARES ARE BEING DELIVERED PURSUANT TO A
NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:
Name of Registered Holder(s):

Name of Eligible Institution that Guaranteed Delivery:

IF DELIVERED BY BOOK-ENTRY TRANSFER:

Account Number:

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL
COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS
THERETO:

Name:

Address:

CHECK HERE IF TENDERED INITIAL SHARES ARE ENCLOSED HEREWITH.

                    C. SIGNATURES

TENDERING HOLDER(S) SIGN HERE

Signature(s) of Holder(s)
Dated: ________________, 200

(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for Initial Shares or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith or, if the Initial Shares are held of record by DTC, the person in whose name such Initial Shares are registered on the books of DTC. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person.) See Instruction 3.

Name(s):

(Please Print)
Capacity (full title):

Address:

(Including Zip Code)

Tax Identification No.:

Area code and Telephone No.:

GUARANTEE OF SIGNATURE(S)
(IF REQUIRED-SEE INSTRUCTION 3)

Authorized Signature:
Name:
Title:
Address:

Name of Firm:

Area Code and Telephone No.:

Dated: _________________, 200 _

                    D. INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

          1.      Delivery of this Letter of Transmittal and Certificates. Certificates for all physically delivered Initial Shares or confirmation of any book-entry transfer to the account of the Exchange Agent at DTC of Initial Shares tendered by book-entry transfer, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof, or an agent’s message in the case of a book-entry transfer pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer – Book-Entry Transfer,” and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date.

          THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE INITIAL SHARES AND ANY OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER AND, EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR INITIAL SHARES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

          Holders whose Initial Shares are not immediately available or who cannot deliver their Initial Shares and all other required documents to the Exchange Agent on or prior to the Expiration Date or comply with book-entry transfer procedures on a timely basis may tender their Initial Shares pursuant to the guaranteed delivery procedure set forth in the Prospectus under “The Exchange Offer-Guaranteed Delivery Procedures.” Pursuant to such procedure: (i) such tender must be made through an Eligible Institution (as defined therein); (ii) prior to the Expiration Date, the Exchange Agent must have received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail, courier, or hand delivery) setting forth the name and address of the tendering holder, the registered number(s) of such Initial Shares and the number of Initial Shares tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and (iii) all tendered Initial Shares (or a confirmation of any book-entry transfer of such Initial Shares into the account of the Exchange Agent at DTC) as well as this Letter of Transmittal and all other documents required by this Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date, all as provided in the Prospectus under the caption “The Exchange Offer-Guaranteed Delivery Procedures.”

          Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to each holder who wishes to tender Initial Shares according to the guaranteed delivery procedures set forth above.

          No alternative, conditional, irregular, or contingent tenders will be accepted. By executing this Letter of Transmittal (or facsimile thereof), all tendering holders shall waive any right to receive notice of the acceptance of the Initial Shares for exchange.

          2.      Partial Tenders; Withdrawals. If less than the entire number of Initial Shares evidenced by a submitted certificate is tendered, the tendering holder must fill in the number tendered in the box entitled “Number Tendered.” A newly issued certificate for the number of Initial Shares submitted but not tendered will be sent to such holder as soon as practicable after the Expiration Date. All Initial Shares delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

          Tenders of Initial Shares pursuant to the Exchange Offer are irrevocable, except that Initial Shares tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 P.M., New York time, on the Expiration

Date. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent. Any such notice of withdrawal must specify the name of the person having tendered the Initial Shares to be withdrawn, identify the Initial Shares to be withdrawn (including the number of such Initial Shares), and (where certificates for Initial Shares have been transmitted) specify the name in which such Initial Shares were registered, if different from that of the withdrawing holder. If certificates for Initial Shares have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Initial Shares have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Initial Shares and otherwise comply with the procedures of such facility. Any Initial Shares so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Initial Shares that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Initial Shares tendered by book-entry transfer into the account of the Exchange Agent at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Initial Shares will be credited to an account maintained with such Book-Entry Transfer Facility for the Initial Shares) as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Initial Shares may be retendered by following one of the procedures described in the Prospectus under the caption “The Exchange Offer-How to Tender” at any time on or prior to the Expiration Date.

          3.      Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder or holders of the Initial Shares tendered hereby, the signature must correspond with the name or names as written on the face of certificates without alteration, enlargement, or any change whatsoever.

          If any of the Initial Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

          If a number of Initial Shares registered in different names are tendered, it will be necessary to complete, sign, and submit as many separate copies of this Letter of Transmittal as there are different registrations of Initial Shares.

          When this Letter of Transmittal is signed by the registered holder or holders of Initial Shares listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required.

          If this Letter of Transmittal is signed by a person other than the registered holder or holders of the Initial Shares listed, such Initial Shares must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to the Company and duly executed by the registered holder, exactly as the name or names of the registered holder or holders appear on the Initial Shares.

          If this Letter of Transmittal, any certificates, or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

          Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 must be guaranteed by an Eligible Institution.

          Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless the Initial Shares are tendered: (i) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (ii) for the account of any Eligible Institution. See Instruction 4 below.

          4.      Special Issuance and Delivery Instructions. Tendering holders should indicate, in the applicable spaces, the name and address to which the Exchange Preference Shares or substitute Initial Shares for certificates not tendered or not accepted for exchange are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal (or in the case of tender of the Initial Shares through DTC, if different from DTC). In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

          5.      Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer and exchange of Initial Shares pursuant to the Exchange Offer. If, however, certificates representing Initial Shares for certificates not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Initial Shares tendered hereby, or if tendered Initial Shares are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Initial Shares to the Company pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted with the Letter of Transmittal the amount of such transfer taxes will be billed directly to such tendering holder.

          Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Initial Shares listed in this Letter of Transmittal.

          6.      Waiver of Conditions. The Company reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

          7.      Mutilated, Lost, Stolen or Destroyed Initial Shares. Any holder whose Initial Shares have been mutilated, lost, stolen, or destroyed should contact the Exchange Agent at the address set forth on the front page of this Letter of Transmittal for further instructions.

          8.      Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth on the front page of this Letter of Transmittal. In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to Investor Relations, Security Capital Assurance Ltd, A.S. Cooper Building, 4th Floor, 26 Reid Street, Hamilton HM 11 Bermuda, telephone number: (441) 279-7450, facsimile number: (441) 296-4351.

          9.      Irregularities. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal or Initial Shares will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all Letters of Transmittal or tenders that are not in proper form or the acceptance of which would, in the opinion of counsel to the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to the particular Initial Shares covered by any Letter of Transmittal or tendered pursuant to such Letter of Transmittal. Neither the Company, the Exchange Agent, nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The interpretation by the Company of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Shares must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Initial Shares, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Initial Shares will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Initial Shares received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

          10.      Definitions. Capitalized terms used in this Letter of Transmittal and not otherwise defined have the meanings given in the Prospectus.

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 1, 3, and 4 herein)	(See Instruction 1, 3, and 4 herein)

To be completed ONLY if certificates for	To be completed ONLY if certificates for
Initial Shares in a number not tendered are to be issued	Initial Shares in a number not entered are not accepted
in the name of, or the Exchange Preference Shares	for purchase or the Exchange Preference Shares issued
issued pursuant to the Exchange Offer are to be issued to	pursuant to the Exchange Offer are to be sent to
the order of, someone other than the person or persons	someone other than the person or persons whose
whose signatures appear within this Letter of Transmittal	signatures appear within this Letter of Transmittal or
or issued to an address different from that shown in the	issued to an address different from that shown in the box
box entitled “Description of Initial Shares Tendered	entitled “Description of Initial Shares Tendered
Herewith” within this Letter of Transmittal, or if Initial	Herewith” within this Letter of Transmittal.
Shares tendered by book-entry transfer that are not
accepted for purchase are to be credited to an account	Name
maintained at DTC.	(Please Print)

Name	Address
(Please Print)	(Please Print)

Address
(Please Print)	(Zip Code)

(Zip Code)	Taxpayer Identification or Social Security Number

Taxpayer Identification or Social Security Number

          IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF OR AN AGENT’S MESSAGE IN LIEU THEREOF (TOGETHER WITH CERTIFICATES FOR INITIAL SHARES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS) OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE.